December 19, 2007

Matson Navigation Company, Inc.

555 12th Street

Oakland, CA 94607

Ladies and Gentlemen:

Reference is made to the Amended and Restated Note Agreement (the "Agreement") dated May 19, 2005, by and between Matson Navigation Company, Inc. (the "Company"), on the one hand, and the undersigned, on the other hand. Pursuant to paragraph 11C of the Agreement and for good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned and the Company agree that:

1.         The defined term "Consolidated Working Capital" appearing in paragraph 10B shall be amended and restated in its entirety as follows:

"Consolidated Working Capital" shall mean the excess of (a) the sum of (i) consolidated current assets of the Company and Subsidiaries and (ii) the aggregate undrawn amount available under revolving credit facilities provided to the Company to the extent such facilities expire no earlier than twelve months from any date of determination over (b) consolidated current liabilities of the Company and Subsidiaries.

2.         The defined term "Funded Debt" appearing in paragraph 10B shall be amended and restated in its entirety as follows:

"Funded Debt" shall mean and include, without duplication, (i) any obligation payable more than one year from the date of creation thereof, which is shown on the balance sheet as a liability in accordance with GAAP (including Capitalized Lease Obligations but excluding reserves for deferred income taxes and other reserves to the extent that such reserves do not constitute an obligation), (ii) endorsements (other than endorsements of negotiable instruments for collection in the ordinary course of business), guarantees and other contractually incurred contingent liabilities (whether direct or indirect) in connection with the obligations of any Person, to the extent that such obligations are payable more than one year from the date of creation thereof (including all guarantees of Funded Debt of another Person), (iii) obligations under any contract providing for the making of loans, advances or capital contributions to any Person, or for the purchase of any property from any Person, in each case in order to enable such Person primarily to maintain working capital, net worth or any other balance sheet condition or to pay debts, dividends or expenses, to the extent that such obligations are payable more than one year from the date of creation thereof; provided that any obligation described in the foregoing clauses (i), (ii) or (iii) shall be treated as Funded Debt, regardless of its term, if such obligation is renewable pursuant to the terms thereof or of a revolving credit or similar agreement effective for more than one year after the date of the creation of such obligation, or may be payable out of the proceeds of a revolving credit or similar agreement effective for more than one year after the date such agreement was entered into pursuant to the terms of such agreement and (iv) undrawn availability under credit facilities described in clause (a) (ii) of the defined term "Consolidated Working Capital"

Matson Navigation Company, Inc.

December 19, 2007

to the extent at the relevant time such undrawn availability is utilized in complying with paragraph 6A(1) hereof.

If you are in agreement with the foregoing, please execute each of the enclosed counterparts of this letter agreement in the space indicated below and return them to Prudential Capital Group at: Four Embarcadero Center, Suite 2700, San Francisco, CA 94111, Attention: James F. Evert. This letter agreement shall be effective as of the date first appearing above upon its execution and delivery by each party named as a signatory hereto, subject to each of the Company's other credit facilities being modified in the same manner as provided herein.

Sincerely,

THE PRUDENTIAL INSURANCE
COMPANY OF AMERICA

By: /s/ David Nguyen
Title: Vice President

PRUCO LIFE INSURANCE COMPANY

By: /s/ David Nguyen
Title: Vice President

Acknowledged and agreed:

MATSON NAVIGATION COMPANY, INC.

By: /s/ James S. Andrasick

Title: President and Chief Executive Officer

By: /s/ Timothy H. Reid

Title: Treasurer